UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2018

Northwest Biotherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-35737 (Commission File Number)	94-3306718 (IRS Employer Identification No.)

4800 Montgomery Lane, Suite 800

Bethesda, Maryland 20814

(Address of Principal Executive Offices)

(240) 497-9024

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

Equity Financing

On June 22, 2018, Northwest Biotherapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with certain institutional investors, for a registered direct offering (the “Offering”) of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at the purchase price of $0.25 per share. Additionally, the investors will receive two-year Class D-3 warrants to purchase up to 2,000,000 shares of Common Stock at an exercise price of $0.30 per share (the “Class D-3 Warrants”). The Class D-3 Warrant entitles the holder to purchase one-half share of Common Stock at a price of $0.30 per share, for each share of Common Stock purchased in this offering. The Class D-3 Warrants are exercisable immediately, subject to the 4.99% (or, at election of holder, 9.99%) beneficial ownership limit.

The aggregate gross proceeds of the offering are expected to be approximately $1.0 million (excluding proceeds receivable upon the exercise of the Class D-3 Warrants). Additionally net proceeds, after deducting estimated expenses payable by the Company in connection with the closing of the Offering, are expected to be approximately $990,000. The Company intends to use the net proceeds from the Offering for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, and acquisitions of new technologies and investments.

The offer and sale of the securities in the Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3, as amended (File No. 333-213777), which became effective on October 18, 2016. Pursuant to Rule 424(b) under the Securities Act, the Company filed a prospectus supplement in connection with the Offering. The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov.

The foregoing is only a summary of the material terms of the documents related to the Offering. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, the form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference. The foregoing description of the Class D-3 Warrants is qualified in its entirety by reference to the form of Class D-3 Warrant filed as Exhibits 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statement and Exhibits.

Exhibit Number	Description

10.1	Form of Securities Purchase Agreement, dated June 22, 2017, by and between Northwest Biotherapeutics, Inc. and certain purchasers.

10.2	Form of Class D-3 Common Stock Purchase Warrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST BIOTHERAPEUTICS, INC.

Date: June 28, 2018	By:	/s/ Linda Powers
	Name:	Linda Powers
	Title:	Chief Executive Officer and Chairman